UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2006

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, New York, New York		10036

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The Interpublic Group of Companies, Inc. (the “Company”) entered into the following agreements:

•	Senior Debt Indenture, dated as of November 15, 2006, between the Company and The Bank of New York as trustee (the “Trustee”), attached hereto as Exhibit 4.1 (the “Base Indenture”);
•

First Supplemental Indenture, dated as of November 15, 2006, between the Company and the Trustee, attached hereto as Exhibit 4.2 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), with respect to the issuance of $400 million aggregate principal amount of 4.25% Convertible Senior Notes Due 2023 (the “New Notes”); and

•

Registration Rights Agreement, dated as of November 15, 2006, between the Company and UBS Securities LLC, attached hereto as Exhibit 10.1 (the “Registration Rights Agreement”), relating to the New Notes.

The disclosure under Item 2.03 of this report with respect to the entry into these agreements is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

On November 15, 2006, the Company retired $400 million of its 4.50% Convertible Senior Notes due 2023 (the “Old Notes”) in connection with the exchange described in Item 2.03 of this report.

Item 2.03	Creation of a Direct Financial Obligation.

On November 15, 2006, the Company issued $400 million aggregate principal amount of the New Notes under the Indenture.

The New Notes were exchanged for the same aggregate principal amount of the Company’s Old Notes with certain qualified institutional buyers as defined under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). The exchange was exempt from registration under Section 4(2) of the Securities Act.

For a comparison of the terms of the New Notes with the Old Notes, please refer to the Company’s press release announcing the completion of the exchange, attached hereto as Exhibit 99.2 and incorporated by reference herein.

The New Notes are convertible into common stock of the Company at a conversion price of $12.42 per share, subject to adjustment in specified circumstances including any payment of cash dividends on the Company’s common stock. The New Notes are convertible at any time if the average price of the Company’s common stock for 20 trading days immediately preceding the conversion date is greater than or equal to a specified percentage of the conversion price, beginning at 118.5% in 2006 and declining 0.5% each year until it reaches 110% at maturity. They are also convertible, regardless of the price of the Company’s common stock, if: (i) the Company calls the New Notes for redemption; (ii) the Company makes specified distributions to shareholders; (iii) the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which its common stock would be converted into cash or property (other than securities); or (iv) the credit ratings assigned to the New Notes by any two of Moody’s Investors Service, Standard & Poor’s and Fitch Ratings are lower than Ba2, BB and BB, respectively, or the New Notes are no longer rated by at least two of these ratings services. Because of the Company’s current credit ratings, the New Notes are currently convertible. The New Notes are also convertible, whether or not the above conditions are met, from February 15 to March 15, 2023.

2

Holders of the New Notes may require the Company to repurchase the New Notes on March 15, 2012 for cash and on March 15, 2015 and March 15, 2018, for cash or Company common stock or a combination of cash and common stock, at the Company’s election. Additionally, investors may require the Company to repurchase the New Notes in the event of certain change of control events that occur prior to March 15, 2012, for cash or Company common stock or a combination of cash and common stock, at the Company’s election. At its option, the Company may redeem the New Notes on or after March 15, 2012 for cash. The redemption price in each of these instances will be 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any. The New Notes also provide for an additional “make-whole” adjustment to the conversion rate in the event of a change of control meeting specified conditions.

The exchange is being treated as an extinguishment of the old notes and an issuance of new debt for accounting purposes. The Company expects that the new debt will be reflected on the Company’s balance sheet at its fair value, or approximately $477 million. The Company expects to record a non-cash charge to earnings in the fourth quarter of 2006 for the difference between the fair value of the new debt and the carrying value of the old debt, or approximately $77 million. The difference between fair value and carrying value on the balance sheet will be amortized through the first put date in 2012, resulting in a reduction of reported interest expense in future periods.

Under the Registration Rights Agreement, the Company has agreed to file a shelf registration statement under the Securities Act for the resale of the New Notes and the common stock issuable upon conversion of the New Notes.

Item 3.02	Unregistered Sales of Equity Securities.

On November 15, 2006, the Company issued $400 million aggregate principal amount of the New Notes in exchange for the same aggregate principal amount of the Old Notes in a private offering in reliance on Section 4(2) of the Securities Act. The disclosure in Item 2.03 of this report is incorporated by reference in this Item 3.02.

Item 8.01	Other Events.

On November 14, 2006, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing the exchange. On November 16, 2006, the Company issued the press release attached hereto as Exhibit 99.2 and incorporated by reference herein, announcing the completion of the exchange.

Item 9.01	Financial Statements and Exhibits.

Exhibit 4.1:	Senior Debt Indenture, dated as of November 15, 2006 (filed pursuant to Item 1.01).

Exhibit 4.2:

First Supplemental Indenture, dated as of November 15, 2006, to the Senior Debt Indenture, dated as of November 15, 2006, creating a series of securities designated 4.25% Convertible Senior Notes Due 2023 (filed pursuant to Items 1.01 and 2.03).

3

Exhibit 10.1:	Registration Rights Agreement, dated as of November 15, 2006 (filed pursuant to Items 1.01 and 2.03).

Exhibit 99.1:	Press release dated November 14, 2006 (filed pursuant to Item 8.01).

Exhibit 99.2:	Press release dated November 16, 2006 (filed pursuant to Item 8.01).

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: November 17, 2006	By:	/s/ Nicholas J. Camera
Nicholas J. Camera Senior Vice President, General Counsel and Secretary